United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 28, 2014

Date of Report (Date of earliest event reported)

NUVILEX, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 310 Silver Spring, Maryland	20904-1643
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

On May 28, 2014, Nuvilex, Inc., a Nevada corporation (“Company”), entered into a financial advisory, offering and at the market offering engagement agreement (“Chardan Agreement”), with Chardan Capital Markets, LLC (“Chardan”) pursuant to which Chardan has agreed to use its reasonable best efforts to act as the Company’s sales agent in connection with the sale of the Company’s common stock, $.0001 par value per share (“Common Stock”), in “at the market” or privately negotiated transactions of up to $50,000,000, depending upon market conditions and at the discretion of the Company. In connection with such transactions, the Company has agreed to pay Chardan: (i) a cash fee of 3% of the gross proceeds from the sale of any shares of Common Stock sold in an “at-the-market” offering and (ii) a cash fee of 7% of the aggregate sales price of any distinct blocks of Common Stock sold under the Chardan Agreement, plus five-year warrants representing 5% of the number of shares of Common Stock sold. In addition, the Company has agreed to reimburse certain expenses of Chardan in an amount not to exceed $15,000.

Item 1.02    Termination of a Material Definitive Agreement.

On February 14, 2014, the Company entered into a purchase agreement (“Purchase Agreement”) and a registration rights agreement (“Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park purchased $2,000,000 of our Common Stock and the Company had the right to sell to Lincoln Park up to $25,000,000 in shares of its Common Stock, subject to certain limitations.

On May 28, 2014, the Company and Lincoln Park entered into a Mutual Termination and Release Agreement (“Termination Agreement”) terminating the Purchase Agreement provided that: (i) the representations and warranties of Lincoln Park and the Company contained in the Purchase Agreement; (ii) the covenants regarding “Variable Rate Transactions” (as defined in the Purchase Agreement) contained in the Purchase Agreement (“Variable Rate Covenants”); (iii) the indemnification provisions set forth in Section 9 of the Purchase Agreement; (iv) the agreements and covenants set forth in the Purchase Agreement regarding notice, governing law and certain other related administrative provisions; and (v) the obligations of the Company to register for resale all 14,125,000 shares of Common Stock currently owned by Lincoln Park each survive such termination and continue in full force and effect indefinitely, and provided further that the Variable Rate Covenants will terminate upon the earlier of the one year anniversary of the effectiveness of the registration referred to in the preceding clause (v) (“Effective Date”) and the date on which Lincoln Park has sold all of its shares of Common Stock. Pursuant to the Termination Agreement, Lincoln Park has consented to the entry into of the Chardan Agreement, so long there are no provisions within the Chardan Agreement that in any manner, directly or indirectly, limit Lincoln Park’s ability to carry out or effect the sale of shares of Common Stock pursuant to a registration statement or otherwise, or in any manner, directly or indirectly, conflict with the surviving obligations under the Termination Agreement and the Company and Chardan execute the Chardan Agreement within three (3) calendar days from the Effective Date and the Company files a Current Report on Form 8-K to report such transaction within four (4) business days of the Chardan Agreement’s execution date. The Company has issued 1,062,500 shares of its Common Stock to Lincoln Park in connection with it consenting to this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Mutual Termination and Release Agreement, dated as of May 28, 2014, by and between Nuvilex, Inc. and Lincoln Park Capital Fund, LLC.

10.1	Financial Advisory, Offering and At the Market Offering Engagement Letter between Nuvilex, Inc. and Chardan Capital Markets, LLC dated May 28, 2014.

99.1	Press Release dated May 29, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 29, 2014

NUVILEX, INC.

By: /s/ Kenneth L. Waggoner
Kenneth L. Waggoner
Chief Executive Officer

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